UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15D OF THE
SECURITIES EXCHANGE ACT OF 1934
February 6, 2007
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 6, 2007, pursuant to a merger agreement dated November 29, 2006 (the “Merger Agreement”) by and among Intuit Inc. (the “Company”), Digital Insight Corporation (“Digital Insight”) and a wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Digital Insight, which resulted in Digital Insight becoming a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger Agreement, the Company paid a cash amount of $39.00 per share for each outstanding share of Digital Insight common stock, for an aggregate purchase price of approximately $1.33 billion including the value of assumed Digital Insight stock options. At the effective time of the Merger, the Company assumed outstanding Digital Insight stock options, which were converted into options to purchase an aggregate of approximately 1.47 million shares of the Company’s common stock at a weighted average exercise price of $21.36 per share, based on the conversion ratio set forth in the Merger Agreement.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.01 to this report and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 31, 2007, Intuit entered into a Bridge Credit Agreement (the “Credit Agreement”) by and among Intuit, the Lenders parties thereto (the “Lenders”), Chase Lincoln First Commercial Corporation, as syndication agent, and Citicorp North America, Inc., as administrative agent for the Lenders. The Credit Agreement provides for a $1 billion unsecured credit facility (the “Facility”) that will expire on February 5, 2008. On February 6, 2007, Intuit borrowed the full $1 billion available under the Facility to finance, in part, Intuit’s acquisition of Digital Insight.
     Intuit is required to prepay loans under the Credit Agreement with the proceeds of any issuance by Intuit or its subsidiaries of equity securities, or the incurrence by Intuit or its subsidiaries of debt for borrowed money, subject to certain exceptions. The Credit Agreement contains customary events of default. Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable.
     For additional information regarding the Credit Agreement, see Item 2.03 to the Form 8-K filed by Intuit on February 1, 2007. A copy of the Credit Agreement was filed as Exhibit 10.01 to that Form 8-K.
Item 8.01. Other Events.
     Effective upon the consummation of the Merger, the Special Compensation and Organizational Development Committee of the Company’s Board of Directors appointed Mr. Jeffrey E. Stiefler as a Senior Vice President of the Company and President of the Company’s Financial Institutions Division. Under the terms of an employment offer letter, Mr. Stiefler’s starting annual salary will be $600,000, and he will be eligible to receive a pro-rated bonus equal to 75% of his base salary for the fiscal year ending July 31, 2007, based on achievements by the Company and Mr. Stiefler’s individual performance, pursuant to the terms and conditions of the 2007 Intuit Performance Incentive Plan.
     Pursuant to the terms of his offer letter, Mr. Stiefler will also be granted an option to purchase 100,000 shares of the Company’s common stock, which will vest as to 100% of the shares on the second anniversary of the closing date of the Merger, provided that he remains employed by the Company on that date. If Mr. Stiefler is terminated without “cause” or he resigns by reason of an “involuntary termination” (as each term is defined in his offer letter) within twelve months following the closing date of the Merger, and he executes a release in favor of the Company, then the number of option shares equal to 1/24 of the total number of option shares multiplied by the number of full months that Mr. Stiefler remained employed since the closing date of the Merger will immediately vest upon such termination or resignation.

     Pursuant to the terms of his offer letter, Mr. Stiefler will also be granted 100,000 performance-based restricted stock units. These restricted stock units will vest on the thirty-month anniversary of the closing date of the Merger if the Company determines that certain performance goals have been satisfied and Mr. Stiefler is employed by the Company on such date. If Mr. Stiefler’s employment is terminated without “cause” or if he resigns by reason of an “involuntary termination” (as each term is defined in his offer letter), and Mr. Stiefler executes a release in favor of the Company, then the number of stock units equal to 1/30 of the total number of stock units multiplied by the number of full months Mr. Stiefler remained employed following the closing date of the Merger will immediately vest upon such termination or resignation.
     Pursuant to the terms of Digital Insight’s Change in Control Severance Plan and the offer letter, conditioned upon execution of a release related to his prior employment with Digital Insight, Mr. Stiefler also received full acceleration of the vesting and exercisability of all his unvested Digital Insight options (375,564 shares) and unvested Digital Insight restricted stock (67,083 shares) and received a lump sum cash payment of $1,777,661.
     Mr. Stiefler’s offer letter provides that he is entitled to a tax gross-up on any excise taxes which he may be required to pay as a result of any excess parachute payments resulting from payments by Digital Insight or the Company, subject to the restrictions set forth in the offer letter.
     If Mr. Stiefler’s employment is terminated other than for “cause” or he resigns due to an “involuntary termination” (as each term is defined in his offer letter), he will be entitled to receive three months of professional outplacement services from the date his employment terminates.
     Mr. Stiefler has also executed a Non-Competition Agreement as a condition of employment with the Company. The Non-Competition Agreement subjects Mr. Stiefler to a three-year non-competition period that commences on the closing date of the Merger and a one-year non-solicitation restriction period from the date of termination of his employment with the Company.
Item 9.01. Financial Statements and Exhibits. .
(a) Financial Statements of Businesses Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.
(b) Pro Forma Combined Financial Information.
     The pro forma combined financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.	Description
2.01	Agreement and Plan of Merger by and among Intuit Inc., Durango Acquisition Corporation and Digital Insight Corporation (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-27459) filed by Digital Insight Corporation on November 30, 2006) †

10.01	Employment Offer Letter dated November 29, 2006 between Intuit Inc. and Jeffrey Stiefler.

10.02	Form of Performance-based Restricted Stock Unit Agreement for key employees of Digital Insight

†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Intuit Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: February 7, 2007	By:	/s/ KIRAN M. PATEL
Kiran M. Patel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.01	Agreement and Plan of Merger by and among Intuit Inc., Durango Acquisition Corporation and Digital Insight Corporation (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 000-27459) filed by Digital Insight Corporation on November 30, 2006) †

10.01	Employment Offer Letter dated November 29, 2006 between Intuit Inc. and Jeffrey Stiefler.

10.02	Form of Performance-based Restricted Stock Unit Agreement for key employees of Digital Insight